Exhibit 99.1

Personalis Reports Fourth Quarter and Full Year 2020 Financial Results

MENLO PARK, Calif. – February 25, 2021 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for population sequencing and cancer, today reported financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter Highlights

•	Record quarterly revenue of $20.2 million in the fourth quarter of 2020 compared with $18.2 million in the fourth quarter of 2019, an 11% increase

•

Record quarterly revenue of $7.6 million from biopharma and all other customers, excluding VA MVP, in the fourth quarter of 2020 compared with $4.4 million in the fourth quarter of 2019, a 73% increase

•	A total of 45 customers have placed orders for NeXT as of December 31, 2020, with 6 of those customers placing their first orders in the fourth quarter of 2020

•	Achieved milestone of completing more than 100,000 whole human genomes sequenced under the VA MVP contract

•	Launched new neoantigen prediction capabilities (called SHERPA™ and NEOPS™) in the fourth quarter of 2020

“I’m proud to say that we were able to report record revenue once again this quarter and achieved our first $20 million revenue quarter, despite the impact from the COVID-19 pandemic.  Biopharma revenue was strong and was a record high as some customers pushed to complete projects before the end of the year,” said John West, Chief Executive Officer. “Recently, we announced a partnership with Natera that further validates our NeXT platform as a best-in-class tissue-sequencing front end, capable of detecting mutations in cancer that conventional exomes often miss.  It also complements our whole exome liquid biopsy offering that we launched in August 2020 and NeXT Personal, our Minimal Residual Disease (MRD) offering that we expect to launch in 2021, providing Personalis with access to three distinct areas in the rapidly growing cancer monitoring market.”

Fourth Quarter 2020 Financial Results

Revenues were $20.2 million in the three months ended December 31, 2020, up 11% from $18.2 million in the same period of the prior year.

Gross margin was 30.1% in the three months ended December 31, 2020, compared with 36.2% in the same period of the prior year.

Operating expenses were $19.4 million in the three months ended December 31, 2020, compared with $13.8 million in the same period of the prior year.

Net loss was $13.3 million in the three months ended December 31, 2020 and net loss per share was $0.34 based on a weighted-average basic and diluted share count of 39.0 million, compared with a net loss of $6.6 million and a net loss per share of $0.21 on a weighted-average basic and diluted share count of 31.2 million in the same period of the prior year.

Cash, cash equivalents, and short-term investments were $203.3 million as of December 31, 2020.

Full Year 2020 Financial Results

Revenues were $78.6 million for the year ended December 31, 2020, up 21% from $65.2 million in 2019.

Gross margin was 25.6% for the year ended December 31, 2020, compared with 33.9% in 2019.

Operating expenses were $62.3 million for the year ended December 31, 2020, compared with $44.5 million in 2019.

Net loss was $41.3 million for the year ended December 31, 2020 and net loss per share was $1.20 based on a weighted-average basic and diluted share count of 34.4 million, compared with a net loss of $25.1 million and a net loss per share of $1.39 on a weighted-average basic and diluted share count of 18.0 million in 2019.

First Quarter 2021 Outlook

Personalis expects the following for the first quarter of 2021:

•	Total Company revenues are expected to be approximately $20.3 million
•	Revenues from biopharma and all other customers, excluding VA MVP, are expected to be in the range of $5.6 million to $7.0 million
•	Net Loss is expected to be in the range of $14.0 million to $15.0 million

Webcast and Conference Call Information

Personalis will host a conference call to discuss the fourth quarter and full year 2020 financial results after market close on Thursday, February 25, 2021 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using the conference ID: 5065084. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a leader in population sequencing and cancer genomics, with a focus on data, scale, efficiency and quality. Personalis operates one of the largest sequencing operations globally and is currently the sole sequencing provider to the VA MVP. In oncology, Personalis is transforming the development of next-generation therapies by providing more comprehensive molecular data about each patient’s cancer and immune response. The Personalis® ImmunoID NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue or blood sample. The Personalis Clinical Laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “estimate,” “expect,” “preliminary,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  These statements include, but are not limited to, statements regarding the company’s expectations for revenues and net loss for the first quarter of 2021.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from the U.S. Department of Veterans Affairs Million Veteran Program, which was the company’s largest customer in 2018, 2019, and 2020; the launch of new products and product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; whether orders for the NeXT Platform and revenues from biopharmaceutical customers increase in future periods; the success of Personalis’ collaborations and the Natera partnership; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the company’s expectations regarding future performance; and the ongoing COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of our customers and suppliers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the period ended December 31, 2020 that will be filed after this earnings release, and risk factors included within the registration statement on Form S-3 filed December 30, 2020, and prospectus supplement filed on January 27, 2021.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Revenues	$20,176	$18,154	$78,648	$65,207
Costs and expenses
Costs of revenues	14,106	11,589	58,534	43,127
Research and development	8,520	7,373	28,568	22,418
Selling, general and administrative	10,920	6,388	33,692	22,080
Total costs and expenses	33,546	25,350	120,794	87,625
Loss from operations	(13,370)	(7,196)	(42,146)	(22,418)
Interest income	76	580	949	1,620
Interest expense	—	—	(2)	(1,133)
Loss on debt extinguishment	—	—	—	(1,704)
Other (expense) income, net	(29)	(25)	(24)	(1,440)
Loss before income taxes	(13,323)	(6,641)	(41,223)	(25,075)
Provision for income taxes	(18)	(4)	(57)	(9)
Net loss	$(13,341)	$(6,645)	$(41,280)	$(25,084)
Net loss per share, basic and diluted	$(0.34)	$(0.21)	$(1.20)	$(1.39)
Weighted-average shares outstanding, basic and diluted	38,962,860	31,205,546	34,374,903	18,011,470

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
VA MVP	$12,556	$13,754	$56,154	$43,545
All other customers	7,620	4,400	22,494	21,662
Total	$20,176	$18,154	$78,648	$65,207

PERSONALIS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$68,525	$55,046
Short-term investments	134,765	73,243
Accounts receivable, net	6,349	3,300
Inventory and other deferred costs	5,639	4,606
Prepaid expenses and other current assets	5,441	3,383
Total current assets	220,719	139,578
Property and equipment, net	11,834	14,106
Operating lease right-of-use assets	10,271	1,845
Other long-term assets	2,018	1,762
Total assets	$244,842	$157,291
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,301	$7,337
Accrued and other current liabilities	11,301	6,648
Contract liabilities	21,034	35,977
Total current liabilities	40,636	49,962
Long-term operating lease liabilities	8,541	639
Other long-term liabilities	720	—
Total liabilities	49,897	50,601
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 39,105,548 and 31,243,029 shares issued and outstanding at December 31, 2020 and 2019, respectively	4	3
Additional paid-in capital	376,788	247,282
Accumulated other comprehensive income (loss)	22	(6)
Accumulated deficit	(181,869)	(140,589)
Total stockholders’ equity	194,945	106,690
Total liabilities and stockholders’ equity	$244,842	$157,291